UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2008

AMERICAN STATES WATER COMPANY
 (Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)
Registrant’s telephone number, including area code: (909) 394-3600
California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773
Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael Patrick George has resigned as Executive Vice President of Corporate Development of American States Water Company effective September 26, 2008 in order to pursue other opportunities.  In connection with his resignation, the Company and Mr. George entered into a Resignation Agreement and General Release of Claims.  The Company agreed to pay Mr. George an amount equal to his current pay, plus an amount equal to the Company 401(k) plan match that he would have received had he remained an employee of the Company through March 31, 2009.  The Company also agreed to pay Mr. George the amounts that Mr. George would have been entitled to receive under the Company’s Pension Plan and Pension Restoration Plan if, as of the effective date of his resignation, Mr. George had been fully vested in both Plans, had earned two years of credited service for benefit purposes under the Plans and had retired with deferred benefits under the Plans, payable in monthly installments commencing when he attains age 65.  In addition, the Company agreed to amend his stock option and restricted stock award agreements to permit the awards to continue to vest following termination of his employment and to permit him to exercise his stock options at any time following vesting of the options during the 10-year term of the applicable stock option agreement.  The Company also agreed to pay for certain relocation and transition expenses.

Mr. George and the Company agreed to a mutual release of claims that either might have against the other arising out of or in any connected with his employment by the Company and his resignation from the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01.                                Financial Statements and Exhibits.

Exhibit 10.1	Resignation and General Release Agreement dated September 19, 2008 between Michael Patrick George and American States Water Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY
Date: September 19, 2008	/s/ Robert J. Sprowls
Robert J. Sprowls Executive Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer